Exhibit 10.1
WORLD ACCEPTANCE CORPORATION
2025 STOCK INCENTIVE PLAN

SECTION 1
GENERAL

1.1 Purpose. This World Acceptance Corporation 2025 Stock Incentive Plan (this Plan, as it may be amended and/or restated, the “Plan”) has been established by World Acceptance Corporation (the “Company”) to (i) attract and retain the services of persons eligible to participate in this Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align Participants’ interests with those of the Company’s other shareholders through compensation that is based on the Company’s common stock; and thereby promote the long-term financial interest of the Company and Related Entities, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.

1.2 Participation. Subject to the terms and conditions hereof, the Committee (as defined below) shall determine and designate, from time to time, from among the Eligible Individuals, those individuals who shall be granted one or more Awards under the Plan, and thereby become “Participants” herein.

1.3 Operation, Administration, and Definitions. The operation and administration of this Plan, including the Awards made hereunder, shall be subject to the provisions of Section 8. Capitalized terms shall be defined as set forth herein (including the definition provisions of Section 13).

SECTION 2
OPTIONS

2.1 Grant of Options. The Committee may, in its discretion, from time to time grant to Eligible Individuals options to purchase Stock (each, an “Option”), subject to the terms and conditions of this Plan, at an Exercise Price established by the Committee. Any Option granted under this Section 2 may be either an ISO or an NQO, as determined in the discretion of the Committee. An “ISO” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b). ISOs may only be granted to Eligible Participants who are employees of the Company or a Related Entity. An “NQO” is an Option that is not intended to be an “incentive stock option” as that term is described in Code Section 422(b). In the case of ISOs, the terms and conditions of such grants shall, in addition to the terms and conditions of the Plan, be subject to and comply with such rules as may be prescribed by Code Section 422, as may be amended from time to time. To the extent that an Option is designated as an ISO but does not qualify as such under Code Section 422, the Option (or portion thereof) shall be treated as an NQO. An Option may be granted with or without a Related SAR.

2.2 Exercise Price. The “Exercise Price” of each Option granted under this Section 2 shall be established by the Committee, except that the Exercise Price shall not be less than (i) in the case of Options intended to be ISOs granted to any Eligible Individual who at the time of such grant owns Stock representing more than ten percent (10%) of the total combined voting power of the Company or any Related Entity, 110% of the Fair Market Value of a share of Stock on the date of grant and (ii) in the case of all Eligible Individuals other than those described in Section 2.2(i) above, 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock). Notwithstanding the foregoing, the Committee may in its discretion authorize the grant of substitute or assumed options of an acquired entity with an Exercise Price not equal to 100% of the Fair Market Value of the Stock on the date of grant if the terms of such substitution or assumption otherwise comply, to the extent deemed applicable, with Code Section 409A and/or Code Section 424(a).

2.3 Exercise. An Option granted under this Section 2 shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee and stated in an Award Agreement; provided that no Option of the type granted to an Eligible Individual described in Section 2.2(i) above may be exercisable for a term greater than five years, and no other such Option may be exercisable for a term greater than ten years.

2.4 Exercise of Options. An Option may be exercised by giving written notice to the Company in a form acceptable to the Committee at such place and subject to such conditions as may be established by the Committee or its designee. Such notice shall specify the number of shares to be purchased pursuant to the Option and the aggregate purchase price to be paid therefor and shall be accompanied by payment of such purchase price (as further described in Section 2.5 below). The Committee shall determine the extent, if any, to which a Participant may have the right to exercise an Option following termination of the Participant’s employment with or service to the Company. Such rights, if any, shall be subject to the sole discretion of the Committee, shall be stated in the individual Award Agreement, need not be uniform among all Options issued pursuant to this Section 2 and may reflect distinctions based on the reasons for termination of employment or service.

2.5 Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

a.Subject to the following provisions of this Section 2.5 or as otherwise determined by the Committee pursuant to the Plan, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in Section 2.5(b)(iii), payment may be made as soon as practicable after the exercise).

b.Unless an Award Agreement provides otherwise, the Exercise Price shall be payable (i) in cash or cash equivalent or, except where prohibited by the Committee or applicable law (and subject to such terms and conditions as may be established by the Committee), payment may also be made: (ii) by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee, (iii) by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (iv) by shares of Stock withheld upon exercise; (v) by such other payment methods as may be approved by the Committee and which are acceptable under applicable law; or (vi) in any combination of the foregoing payment methods, as determined by the Committee. Shares delivered or withheld in payment on the exercise of an Option shall be valued at their Fair Market Value on the day of exercise, as determined by the Committee or its designee.

2.6 Settlement of Award. Settlement of Options is subject to Section 8.9.

2.7 Repricing. Except as otherwise provided in Section 8.2(f) or unless approved by the Company’s shareholders, the Company may not (i) amend the terms of outstanding Options or SARs to reduce, directly or indirectly, the Exercise Price or Base Price of such outstanding Options or SARs; (ii) exchange outstanding Options or SARs for cash, for Options or SARs with an Exercise Price or Base Price that is less than the Exercise Price or Base Price of the original Option or SAR, or for other equity awards at a time when the original Option or SAR has an Exercise Price or Base Price, as the case may be, above the Fair Market Value of the Common Stock; (iii) repurchase Options or SARs for value (in cash or otherwise) if the current Fair Market Value of the shares of Stock underlying the Options or SARs is lower than the Exercise Price or Base Price of the original Options or SARs; or (iv) take other action with respect to Options or SARs that would be treated as a repricing under the rules of the principal stock exchange on which shares of the Common Stock are listed.

2.8 Notice of Disposition. If shares of Stock acquired upon exercise of an ISO are disposed of within two years following the date of grant or one year following the transfer of such shares to a Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

2.9 Limitation on ISOs. In no event shall there first become exercisable by an Eligible Individual in any one calendar year ISOs granted by the Company or any Related Entity with respect to shares having an aggregate Fair Market Value (determined at the time an ISO is granted) greater than $100,000; provided, that, if such limit is exceeded, then the first $100,000 of shares to become exercisable in such calendar year shall be ISOs and the Options (or portion thereof) for shares with a value in excess of $100,000 that first became exercisable in that calendar year shall be considered NQOs. In the event the Code or the regulations promulgated thereunder are amended after the Effective Date of the Plan to provide for a different limitation on the Fair Market Value of shares permitted to be subject to ISOs, then such different limit shall be automatically incorporated herein.

2.10 Termination of Employment or Service. Unless otherwise provided in an award agreement or the Committee determines otherwise, if the employment or service of a Participant shall be terminated for any reason (whether by the Company or the Participant and whether voluntary or involuntary), , and all or any part of the Option has not vested earned pursuant to the terms of the Plan and related Award Agreement, such Option, to the extent not then vested, shall be forfeited immediately upon such termination, and the Participant shall have no further rights with respect thereto.

SECTION 3

LIMITATION ON DIRECTOR COMPENSATION

With respect to any one fiscal year, the aggregate compensation that may be granted to any Non-Employee Director, including all meeting fees, cash retainers and retainers granted in the form of Awards, shall not exceed $250,000, or $750,000 in the case of a non-employee Chairman of the Board or Lead Director. For purposes of such limit, the value of Awards will be determined based on the aggregate grant date fair value of all awards issued to the director in such year (computed in accordance with applicable financial accounting rules).

SECTION 4
STOCK APPRECIATION RIGHTS

4.1 Award of SARs. Subject to the terms and conditions of this Plan, the Committee may, in its discretion, from time to time grant stock appreciation rights (“SARs”) to Eligible Individuals. SARs may be granted to the holder of an Option (a “Related Option”) with respect to all or a portion of the shares of Stock subject to the Related Option (a “Related SAR”) or may be granted separately to an Eligible Individual (a “Freestanding SAR”). The base price per share of a SAR (the “Base Price”) shall be no less than 100% of the Fair Market Value per share of the Stock on the date the SAR is granted. Notwithstanding the foregoing, the Committee may in its discretion authorize the grant of substitute or assumed SARs of an acquired entity with a Base Price per share not equal to at least 100% of the Fair Market Value of the Stock on the date of grant, if the terms of such substitution or assumption otherwise comply, to the extent deemed applicable, with Code Section 409A and/or Code Section 424(a). A SAR shall be considered to be granted on the date that the Committee acts to grant the SAR, or on such other date as may be established by the Committee in accordance with applicable law.

4.2 Related SARs. A Related SAR may be granted either concurrently with the grant of the Related Option or (if the Related Option is an NQO) at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such Related Option. The Base Price of a Related SAR shall be equal to the Exercise Price of the Related Option. Related SARs shall be exercisable only at the time and to the extent that the Related Option is exercisable (and may be subject to such additional limitations on exercisability as the Committee may provide in an Award Agreement), and in no event after the complete termination or full exercise of the Related Option. Notwithstanding the foregoing, a Related SAR that is related to an ISO may be exercised only to the extent that the Related Option is exercisable and only when the Fair Market Value exceeds the Exercise Price of the Related Option. Upon the exercise of a Related SAR granted in connection with a Related Option, the Option shall be canceled to the extent of the number of shares as to which the SAR is exercised, and upon the exercise of a Related Option, the Related SAR shall be canceled to the extent of the number of shares as to which the Related Option is exercised or surrendered.

4.3 Freestanding SARs. A SAR may be granted without relationship to an Option (as defined above a “Freestanding SAR”) and, in such case, shall be exercisable upon such terms and subject to such conditions as may be determined by the Committee, subject to the terms of this Plan.

4.4 Exercise of SARs.

a.Subject to the terms of this Plan, SARs shall be vested and exercisable in whole or in part upon such terms and conditions as may be established by the Committee. The period during which a SAR may be exercisable shall not exceed ten years from the date of grant or, in the case of Related SARs, such shorter option period as may apply to the Related Option. Any SAR or portion thereof not exercised before expiration of the period established by the Committee shall terminate.

b.SARs may be exercised by giving written notice to the Company in form acceptable to the Committee at such place and subject to such terms and conditions as may be established by the Committee or its designee. Unless the Committee determines otherwise, the date of exercise of a SAR shall mean the date on which the Company shall have received proper notice from the Participant of the exercise of such SAR. Settlement of SARs is subject to Section 8.9.

c.The Committee shall determine the extent, if any, to which a Participant may have the right to exercise a SAR following termination of the Participant’s employment or service with the Company. Such rights, if any, shall be determined in the sole discretion of the Committee, shall be stated in the individual Award Agreement, need not be uniform among all SARs issued pursuant to this Section 4, and may reflect distinctions based on the reasons for termination of employment or service.

4.5 Payment Upon Exercise. Subject to the limitations of this Plan, upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying (a) the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the Base Price of the SAR by (ii) the number of shares of Stock with respect to which the SAR is being exercised. The consideration payable upon exercise of a SAR shall be paid in cash, shares of Stock (valued at Fair Market Value on the date of exercise of the SAR) or a combination of cash and shares of Stock, as determined by the Committee.

4.6 Repricing. The restrictions on repricing SARs found in Section 2.7 shall control to the extent provided therein.

4.7 Termination of Employment or Service. Unless otherwise provided in an award agreement or the Committee determines otherwise, if the employment or service of a Participant shall be terminated for any reason (whether by the Company or the Participant and whether voluntary or involuntary), and all or any part of the SAR has not vested earned pursuant to the terms of the Plan and related Award Agreement, such SAR, to the extent not then vested, shall be forfeited immediately upon such termination, and the Participant shall have no further rights with respect thereto.

SECTION 5
RESTRICTED STOCK AWARDS

5.1 Award of Restricted Stock. Subject to the terms and conditions of this Plan, the Committee may, in its discretion, from time to time grant to Eligible Individuals shares of Stock that are subject to a risk of forfeiture or other restrictions, as determined by the Committee, that shall lapse (in whole or in part) upon the achievement of one or more conditions relating to completion of service by the Participant, achievement of performance objectives or conditions, other objectives or conditions, or any combination of such objectives or conditions (such shares of Stock, “Restricted Stock”). Settlement of Restricted Stock Awards is subject to Section 8.9. Any such Restricted Stock Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

5.2 Termination of Employment or Service. Unless otherwise provided in an award agreement or the Committee determines otherwise, if the employment or service of a Participant shall be terminated for any reason (whether by the Company or the Participant and whether voluntary or involuntary), and all or any part of the Restricted Stock has not vested or been earned pursuant to the terms of the Plan and related Award Agreement, such Award, to the extent not then vested or earned, shall be forfeited immediately upon such termination, and the Participant shall have no further rights with respect thereto.

5.3 Share Certificates; Escrow. Unless the Committee determines otherwise, a certificate or certificate representing the shares of Stock subject to the Restricted Stock shall be issued in the name of the Participant (or, in the case of uncertificated shares, other written evidence of ownership in accordance with applicable law shall be provided) after the Award has been granted. Notwithstanding the foregoing, the Committee may require that (a) the Participant deliver the certificate(s) (or other instruments) for such shares to the Committee or its designee to be held in escrow until the Restricted Stock vests and is no longer subject to a substantial risk of forfeiture (in which case the shares shall promptly be released to the Participant) or is forfeited (in which case the shares shall be returned to the Company); and/or (b) a Participant deliver to the Company a stock power, endorsed in blank (or similar instrument), relating to the shares subject to the Restricted Stock which are subject to forfeiture.

SECTION 6
RESTRICTED STOCK UNIT AWARDS

6.1 Award of Restricted Stock Units. Subject to the terms and conditions of this Plan, the Committee may, in its discretion, from time to time grant to Eligible Individuals restricted stock units (“Restricted Stock Units”) that are subject to a risk of forfeiture or other restrictions, as determined by the Committee, that shall lapse (in whole or in part) upon the achievement of one or more conditions relating to completion of service by the Participant, achievement of performance objectives or conditions, other objectives or conditions, or any combination of such objectives or conditions. Settlement of Restricted Stock Unit Awards is subject to Section 8.9. Any such Restricted Stock Unit Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

6.2 Termination of Employment or Service. Unless otherwise provided in an award agreement or the Committee determines otherwise, if the employment or service of a Participant shall be terminated for any reason (whether by the Company or the Participant and whether voluntary or involuntary), and all or any part of the Restricted Stock Units have not vested or been earned pursuant to the terms of the Plan and related Award Agreement, such Award, to the extent not then vested or earned, shall be forfeited immediately upon such termination, and the Participant shall have no further rights with respect thereto.

6.3 Share Certificates; Escrow. Unless the Committee determines otherwise, a certificate or certificate representing shares of Stock issuable pursuant to a Restricted Stock Unit shall be issued in the name of the Participant (or, in the case of uncertificated shares, other written evidence of ownership in accordance with applicable law shall be provided) promptly after the Award (or portion thereof) has vested and been earned and is distributable.

SECTION 7
PERFORMANCE AWARDS

7.1 Performance Awards. The Committee is authorized to grant any award under this Plan, including cash-based awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. .

7.2 Performance Goals. The Committee may establish performance goals for Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, a Related Entity or a division, region, department or function within the Company or a Related Entity. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or a Related Entity conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee.

SECTION 8
OPERATION AND ADMINISTRATION; PLAN SHARES AND LIMITATIONS

8.1 Effective Date. Subject to the approval of the shareholders of the Company at the Company’s 2025 annual meeting of its shareholders, this Plan shall be effective as of August 20, 2025 (the “Effective Date”). Awards may be granted on or after the Effective Date, but no Awards may be granted after August 19, 2035.

8.2 Shares Subject to Plan. The shares of Stock for which Awards may be granted under this Plan shall be subject to the following:

a.The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, including, to the extent permitted by applicable law, shares subsequently reacquired by the Company, whether purchased in the open market or in private transactions, or treasury shares.

b.Subject to the following provisions of this Section 8.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 400,000. All such 400,000 shares may be granted as ISOs.

c.To the extent provided by the Committee, any Award may be settled in cash rather than Stock. Only shares of Stock, if any, actually delivered to the Participant or beneficiary with respect to an Award shall be treated as delivered for purposes of the determination under paragraph (b) above, regardless of whether the Award is denominated in Stock or cash, and, for clarity, Awards settled in cash shall not be counted against the share limitations stated herein. In addition, without limiting the effect of the foregoing, for purposes of the foregoing:

i.To the extent any Award is forfeited or otherwise expires, terminates, is canceled or becomes unexercisable without delivery of shares of Stock, such shares shall not be deemed to have been delivered for purposes of the determination under paragraph (b) above.

ii.Dividends paid in shares and/or dividends paid in cash in connection with outstanding Awards shall not be counted against the share limitations stated in paragraph (b) above.

d.The following shares of Stock may not again be made available for issuance as Awards under the Plan: (i) shares withheld from an Award or delivered by a Participant to satisfy tax withholding requirements for Awards, (ii) shares not issued or delivered as a result of the net settlement of an outstanding Award, (iii) shares withheld or delivered to pay the exercise price related to an outstanding Award and (iv) shares repurchased on the open market with the proceeds of the purchase price for an Award.

e.Further, (i) shares of Stock issued under the Plan through the settlement, assumption or substitution of outstanding awards granted by another entity or obligations to grant future awards as a condition of or in connection with a merger, acquisition or similar transaction involving the Company acquiring another entity shall not reduce the maximum number of shares of Stock available for delivery under the Plan, and (ii) available shares under a shareholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and will not reduce the maximum number of shares of Stock available under the Plan, subject, in the case of both (i) and (ii) herein, to applicable stock exchange listing requirements.

f.In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, reverse stock split, extraordinary cash dividend, recapitalization, rights offering, reorganization, merger, consolidation, split-up, spin-off, sale of assets or subsidiaries, liquidation, combination, exchange or reclassification of shares), the Committee shall adjust Awards and the limitations on Stock specified in Section 8.2(b) to prevent undue dilution or enlargement of Awards. In such an event, actions by the Committee pursuant to this Section 8.2(f) may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and/or the Base Price of outstanding SARs; and (iv) any other adjustments (subject to Sections 2.7 and 4.6 herein) that the Committee determines to be equitable (which may include, without limitation, (x) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (y) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that with respect to an Option or SAR the amount of such payment may be the excess (if any) of value of the Stock subject to the Option or SAR at the time of the transaction over the Exercise Price or Base Price, as applicable.

8.3 General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

a.Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933, as amended), and the applicable requirements of any securities exchange or similar entity.

b.To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange, automated inter-dealer quotation system or similar entity.

8.4 Minimum Vesting. Notwithstanding any other provision of the Plan, awards granted to a Participant under the Plan shall be subject to a minimum vesting (or earning) (collectively, “vesting”) period of one year; provided, however, that (a) the Committee may provide for acceleration of vesting of all or a portion of an Award in the event of a Participant’s death, Disability or Retirement or (to the extent provided in Section 9 herein) upon the occurrence of a Change in Control of the Company; (b) the Committee may provide for the grant of an Award to any Participant without a minimum vesting period or may accelerate the vesting of all or a portion of an Award for any reason, but only with respect to Awards for no more than an aggregate of five percent (5%) of the total number of shares of Stock authorized for issuance under the Plan pursuant to Section 8.2(b) herein, upon such terms and conditions as the Committee may determine; and (c) the Committee also may provide for the grant of Awards to Participants that have different vesting terms in the case of Awards that are substituted for other equity awards in connection with mergers, consolidations or other similar transactions. For purposes of Awards granted to Non-Employee Directors, this minimum vesting condition shall be deemed satisfied if the vesting period commences on the date of an annual meeting of stockholders and concludes on the date of the next annual meeting of stockholders.

8.5 Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion and subject to such requirements as the Committee may impose, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan. The number of shares withheld or delivered, to the extent applicable, shall have a Fair Market Value as of the date that the amount of tax to be withheld equal to the amount required to be withheld in accordance with applicable tax requirements (up to the maximum individual statutory rate in the applicable jurisdiction as may be permitted under then-current accounting principles to qualify for equity classification), in accordance with such procedures as the Committee establishes. The Participant shall remain responsible at all times for paying any federal, state, foreign and/or local income or employment tax due with respect to any Award, and neither the Company or any Related Entity shall be liable for any interest or penalty that a Participant incurs by failing to make timely payments of tax or otherwise.

8.6 Grant and Use of Awards. In the discretion of the Committee, an Eligible Individual may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to an Eligible Individual. Subject to the limitations in Sections 2.7 and 4.6, Awards may be granted as alternatives to or replacement of Awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or Related Entity (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Related Entity).

8.7 Dividends and Dividend Equivalents. The Committee, may, in its discretion, provide that Awards other than Options and SARs earn dividends or dividend equivalent rights (“dividend equivalents”); provided, however, that dividends and dividend equivalents (whether paid in cash or shares of Stock), if any, on unearned or unvested Awards shall not be paid (even if accrued) unless and until the underlying Award (or portion thereof) has vested and/or been earned. Any crediting of dividends or dividend equivalents may be subject to such additional restrictions and conditions as the Committee may establish, including reinvestment in additional shares of Stock or share equivalents. Notwithstanding the other provisions herein, any dividends or dividend equivalents related to an Award shall be structured in a manner so as to avoid causing the Award and related dividends or dividend equivalents to be subject to Code Section 409A or shall otherwise be structured so that the Award and dividends or dividend equivalents are in compliance with Code Section 409A.

8.8 Fractional Shares. Except as otherwise provided in an Award Agreement or determined by the Committee, (a) the total number of shares issuable pursuant to the exercise, vesting or earning of an Award shall be rounded down to the nearest whole share, and (b) no fractional shares shall be issued. The Committee may, in its discretion, determine that a fractional share shall be settled in cash.

8.9 Settlement of Awards. Subject to the terms of the Plan, the obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of other Awards, or any combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

8.10 Transferability. Except as otherwise provided by the Committee, and, with respect to any ISO Awards, subject to such limitations on the transferability of ISOs as imposed by the Code, Awards granted under this Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by the Participant other than by will or the laws of descent and distribution; provided, however, that under no circumstances shall a transfer for value of any Award be permitted. The designation of a beneficiary for an Award shall not constitute the transfer of an Award. All rights with respect to an Award shall be available during the Participant’s lifetime only to the Participant or the Participant’s guardian or legal representative. The Committee may, in its discretion, require a Participant’s guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant. No transfer of an Award by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer.

8.11 Form and Time of Elections. Unless otherwise specified herein or permitted by the Committee, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

8.12 Agreement with Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written (including electronic) document as is determined by the Committee. Such terms shall specify, among other things, the extent of Participant’s rights with respect to the Award following the Participant’s separation from service with the Company and/or a Related Entity. An Award Agreement’s terms shall be determined by the Committee in its sole discretion. Such terms need not be uniform among all Awards, and may reflect, among other things, distinctions based on the reasons for separation from service. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.

8.13 Action by Company or Related Entity. Any action required or permitted to be taken by the Company or any Related Entity shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange or otherwise determined by the Committee) by a duly authorized officer of such company.

8.14 Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

8.15 Limitation of Implied Rights.

a.The Plan shall be unfunded and the Company shall not be required to create a trust or segregate any assets that may at any time be represented by Awards under the Plan. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. Further, neither a Participant nor any other person shall, by reason of participation in this Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Entity whatsoever, including, without limitation, any specific funds, assets or other property which the Company or any Related Entity, in its sole discretion, may set aside in anticipation of a liability hereunder. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under this Plan, unsecured by any assets of the Company or any Related Entity, and nothing contained herein shall constitute a guarantee that the assets of the Company or any Related Entity shall be sufficient to pay any benefits to any person.

b.This Plan does not constitute a contract of employment or service, and selection as a Participant shall not give any participating employee or other individual the right to be retained in the employ of the Company or any Related Entity or the right to continue to provide services to the Company or any Related Entity, nor any right or claim to any benefit hereunder, unless such right or claim has specifically accrued under the terms of this Plan. Except as otherwise provided herein, no Award under this Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

8.16 Effect of Certain Changes in Status. Notwithstanding the other terms of the Plan or an Award Agreement, the Committee has sole discretion to determine (taking into account any Code Section 409A considerations), at the time of grant of an Award or at any time thereafter, the effect, if any, on Awards (including but not limited to modifying the vesting, exercisability and/or earning of Awards) granted to a Participant if the Participant’s status as an employee or director of the Company or any Related Entity changes, including but not limited to a change from full-time to part-time, or vice versa, or if other similar changes in the nature or scope of the Participant’s employment or service occur.

8.17 Awards Subject to Clawback and Other Policies. By acceptance of any Award hereunder, (a) each Participant shall be deemed to have expressly acknowledged and agreed that any and all Awards are and shall be fully subject to the terms of the Company’s Clawback

Policy, effective October 2, 2023, or any other policy regarding repayment, recoupment or clawback of compensation now or hereafter adopted by the Company; and (b) each Participant shall be deemed to have expressly acknowledged and agreed that any such policy shall apply to any and all Awards in accordance with its terms, whether retroactively or prospectively, and to have agreed to cooperate fully with the Company to facilitate the recovery of any Award that the Committee determines in its sole discretion is required to be recovered pursuant to the terms of such policy. In addition, without limiting the effect of the foregoing, as a condition to the grant of an Award or receipt or retention of shares of Stock, cash or any other benefit under the Plan, the Committee may, at any time, require that a Participant agree to abide by any equity retention policy, stock ownership guidelines and/or other policies adopted by the Company or a Related Entity, each as in effect from time to time and to the extent applicable to the Participant.

8.18 Right of Offset. Notwithstanding any other provision of the Plan or an Award Agreement, the Company may at any time (subject to any Code Section 409A considerations) reduce the amount of any payment or benefit otherwise payable to or on behalf of a Participant by the amount of any obligation of the Participant to or on behalf of the Company or a Related Entity that is or becomes due and payable.

8.19 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the Committee or other designated person(s) acting on its behalf considers pertinent and reliable, and signed, made or presented by the proper party or parties.

SECTION 9
CHANGE IN CONTROL

Notwithstanding any other provision in the Plan to the contrary (and unless otherwise required pursuant to Code Section 409A), the following provisions shall apply in the event of a Change in Control:

9.1 To the extent that the successor or surviving company in the Change in Control event does not assume or substitute for an Award (or in which the Company is the ultimate parent corporation and does not continue the Award) on substantially similar terms or with substantially equivalent economic benefits (as determined by the Committee) as Awards outstanding under the Plan immediately prior to the Change in Control event, (a) all outstanding Options and SARs shall become fully vested and exercisable, whether or not then otherwise vested and exercisable; and (b) any restrictions, including, but not limited to the restriction period, performance period and/or other performance criteria applicable to any outstanding Awards other than Options or SARs shall be deemed to have been met, and such Awards shall become fully vested, earned and payable to the fullest extent of the original grant of the applicable Award (or, in the case of performance-based Awards the earning of which is based on attaining a target level of performance, such Awards shall be deemed earned at target).

9.2 Further, in the event that an Award is substituted, assumed or continued as provided in Section 9.1, the Award will nonetheless become vested (and, in the case of Options and SARs, exercisable) in full and any restrictions, including but not limited to any restriction period, performance period and/or other performance criteria applicable to any outstanding Award other than Options or SARs shall be deemed to have been met, and such Awards shall become fully vested, earned and payable to the fullest extent of the original award (or, in the case of performance-based Awards, the earning of which is based on attaining a target level of performance, such Awards shall be deemed earned at target), if the employment or service of the Participant is terminated within one year (or such other period after a Change in Control as may be stated in a participant’s employment, change in control, consulting or other similar agreement in effect on the Plan Effective Date, if applicable) after the effective date of a Change in Control if such termination of employment or service (a) is by the Company not for Cause or (b) is by the Participant for Good Reason. For clarification, for purposes of this Section 9, the “Company” shall include any successor to the Company.

9.3 Notwithstanding the foregoing, in the event that a Participant is a party to an employment agreement with the Company that was entered into prior to the Plan Effective Date and a Change in Control occurs, the Participant shall be entitled to the greater of the benefits provided herein or under the terms of such employment agreement.

SECTION 10
COMMITTEE

10.1 Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Compensation and Stock Option Committee of the Board (the “Committee”) in accordance with this Section 10. The Committee shall be selected by the Board, and shall consist solely of two or more members of the Board who are “non-employee directors” as such term is defined by Rule 16b-3, adopted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or as may otherwise be permitted under Rule 16b-3. In addition, Committee members shall qualify as “independent directors” under applicable stock exchange rules if and to the extent required. If the Committee does not exist, or for any other reason determined by the Board, and to the extent not prohibited by applicable law or the applicable rules of any stock exchange and the related regulations or by “non-employee” directors to comply with Rule 16b-3 under the Exchange Act and related regulations, the Board may take any action hereunder that would otherwise be the responsibility of the Committee, and references to the “Committee” shall include the Board.

10.2 Powers of Committee. The Committee’s authority under this Plan shall include, without limitation, the following:

a.Subject to the provisions of the Plan, the Committee shall have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of all Awards and the number of shares covered by such Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 11) to amend, cancel or suspend Awards.

b.The Committee shall have the authority, subject to the restrictions contained in Section 8.4, to accelerate the date that any Award which was not otherwise exercisable, vested or earned shall become exercisable, vested or earned in whole or in part without any obligation to accelerate such date with respect to any other Award granted to any recipient. The Committee may also, in its sole discretion, modify or extend the terms and conditions for exercise, vesting or earning of an Award (in each case taking into account any Code Section 409A considerations). The Committee may further determine that a Participant’s rights, payments and/or benefits with respect to an Award (including but not limited to any shares issued or issuable and/or cash paid or payable with respect to an Award) shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for Cause, violation of policies of the Company or a Related Entity, breach of non-solicitation, non-competition, confidentiality or other restrictive covenants that may apply to the Participant, other conduct by the Participant that is determined by the Committee to be detrimental to the business or reputation of the Company or a Related Entity and/or other circumstances where such reduction, cancellation, forfeiture or recoupment is required by applicable law.

c.To the extent that the Committee determines that the restrictions imposed hereby preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee shall have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate (including but not limited to the establishment of subplans) to conform to applicable requirements or practices of such jurisdictions outside the United States.

d.The Committee shall have the full authority and discretion to interpret this Plan, to establish, amend, and rescind any rules and regulations relating hereto, to determine the terms and provisions of any Award Agreement made pursuant hereto (the terms of which need not be uniform among any or all Awards), to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement and to make all other determinations that may be necessary or advisable for the administration of this Plan.

e.Any interpretation of this Plan by the Committee and any decision made by it hereunder is final and binding on all parties.

f.No member of the Committee shall be liable while acting as Plan administrator for any action or determination made in good faith with respect to the Plan, an Award or an Award Agreement. The members of the Committee shall be entitled to indemnification and reimbursement in the manner and to the fullest extend provided in the Company’s articles of incorporation and/or bylaws and/or pursuant to applicable law.

10.3 Delegation by Committee. Except to the extent prohibited by applicable law (including but not limited to Rule 16b-3 adopted under the Exchange Act) or the applicable rules of a stock exchange, automated inter-dealer quotation system or similar entity, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

10.4 Information to be Furnished to Committee. The Company and Related Entities shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Related Entities as to an employee’s or Participant’s employment or service, termination of employment or service, leave of absence, reemployment and compensation shall be conclusive on all parties unless determined to the Committee’s satisfaction to be incorrect. Participants and other persons entitled to benefits hereunder must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

10.5 No Representations or Warranties. Neither the Board, the Committee, the Company nor any Related Entity, employee or agent of any of the foregoing makes any representations with respect to the tax consequences of any Award to a Participant, and by the acceptance of such Award, each Participant acknowledges the same and agrees to be solely responsible and liable for, and hold the Board, the Committee, the Company and any Related Entity, employee or agent of any of the foregoing harmless from, any adverse consequences to the Participant under the Code or other applicable law with respect to the Award or any underlying shares of Stock or other property, whether resulting from any action or inaction or omission of any such parties pursuant to the Plan or otherwise.

SECTION 11
AMENDMENT AND TERMINATION

The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without approval of the shareholders of the Company if such approval is necessary to comply with applicable law or with which the Board deems it necessary or desirable to comply; and provided further, however, that absent approval of the Company’s shareholders, (a) no amendment may increase the limitations on the number of shares of Stock set forth in Section 8.2(b) or decrease the minimum Exercise Price or Base Price set forth in Sections 2.2, 3.2 and 4.1; and (b) the provisions of Sections 2.7 and 4.6 cannot be amended. Subject to the restrictions of Sections 2.2, 2.7, 3.2, 4.1 and 4.6, the Committee shall have the right to modify, amend or cancel, or waive any conditions or rights under, any Award, prospectively or retroactively, if: (a) the modification, amendment, cancellation or waiver does not materially and adversely affect the rights of the Participant under the Award (provided, however, that neither a modification, amendment or cancellation or waiver that results solely in a change in tax consequences with respect to an Award, nor the exercise of the Committee’s or Company’s authority and discretion under Sections 8.2(g), 8.17 and 9, shall be deemed to materially and adversely affect the rights of a Participant under an Award); (b) the Participant consents to such modification, amendment, cancellation or waiver; (c) there is a dissolution or liquidation of the Company; (d) this Plan or the Award Agreement provides for such modification, amendment, cancellation or waiver; or (e) the Company would otherwise have the right to make such modification, amendment, cancellation or waiver under applicable law.

Adjustments pursuant to Section 8.2(g) shall not be subject to the foregoing limitations of this Section 11. The Committee shall have unilateral authority to make adjustments to the terms and conditions of Awards in recognition of unusual or nonrecurring events affecting the Company or any Related Entity, or the financial statements of the Company or any Related Entity, or of changes in applicable laws or accounting principles, if the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable law or applicable accounting principles.

SECTION 12
SECTION 409A

12.1 Intent Regarding Awards. Notwithstanding any other provision in the Plan or an Award Agreement to the contrary, if and to the extent that Code Section 409A is deemed to apply to the Plan or any Award, the Plan or such Award is intended either (a) to be exempt from Code Section 409A under the stock right, short-term deferral or other exceptions available under Code Section 409A, or (b) to comply with Code Section 409A, and the Plan and any such Award Agreement shall be administered in a manner consistent with such intent.

12.2 Amendments to Address Code Section 409A Issues; Limitation of Liability; Other Provisions. Notwithstanding any provision in the Plan to the contrary, in light of the uncertainty with respect to the proper application of Code Section 409A, the Committee reserves the right to unilaterally make amendments to any Award as it deems necessary or desirable to avoid the imposition of taxes or penalties under Code Section 409A. In any event, a Participant shall be solely responsible and liable for the satisfaction of any and all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Code Section 409A), and the terms of Section 10.5 hereof shall apply, without limitation, to any such taxes or penalties so imposed. Whenever payments under the Plan are to be made in installments, each such installment shall be deemed to be a separate payment for purposes of Code Section 409A. For the purposes herein, the phrase “termination of employment” or similar phrases shall be interpreted in accordance with the term “separation from service” as defined in Code Section 409A if and to the extent required under Code Section 409A. Further, (i) in the event that Code Section 409A requires that any special terms, provisions or conditions be included in the Plan or an Award Agreement, then such terms, provisions and conditions shall, to the extent practicable, be deemed to be made a part of the Plan and/or the Award Agreement, and (ii) terms used in the Plan or an Award Agreement shall be construed in accordance with Code Section 409A if and to the extent required. Further, in the event that the Plan, an Award Agreement or any benefit thereunder shall be deemed not to comply with Code Section 409A, then neither the Company or any of its Related Entities, the Board, the Committee, nor its or their designees or agents, shall be liable to any Participant or other person for actions, decisions or determinations made in good faith.

12.3 Six-Month Delay Rule. If, at the time of a Participant’s separation from service (within the meaning of Code Section 409A), (a) such Participant shall be a “specified employee” (within the meaning of Code Section 409A and using the identification methodology selected by the Company from time to time) and (b) the Committee shall make a good faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Code Section 409A), the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Code Section 409A in order to avoid taxes or penalties under Code Section 409A, then the Company shall not pay such amount on the otherwise scheduled payment date, but shall instead pay it on the first business day after such six-month period or, if earlier than the end of the six-month period, the date of death of the specified employee, or as otherwise permitted under Code Section 409A. Such amount shall be paid without interest, unless otherwise determined by the Committee, in its discretion, or as otherwise provided in any applicable employment agreement between the Company and the relevant Participant.

SECTION 13
DEFINED TERMS

In addition to the other definitions contained herein or in an Award Agreement, the following definitions shall apply:

13.1 Award. The term “Award” shall mean any grant of Options, SARs, Restricted Stock Awards, Restricted Stock Unit Awards and/or Phantom Stock Awards under this Plan.

13.2 Board. The term “Board” shall mean the Board of Directors of the Company.

13.3 Cause. The term “Cause” shall mean, unless the Committee determines otherwise, a Participant’s termination of employment or service resulting from the Participant’s (a) termination for “Cause” as defined under the Participant’s employment, change in control or other similar agreement with the Company or a Related Entity, if any, or (b) if the Participant has not entered into any such agreement (or, if any such agreement does not define “Cause”), then “Cause” shall mean termination of the Participant’s employment or service due to any of the following acts by the Participant, as determined by the Company in good faith: (i) gross misconduct or gross neglect in respect of his or her duties for the Company or Related Entity; (ii) conviction of (or plea of nolo contendere to) a felony, or of a misdemeanor where active imprisonment is imposed; (iii) knowing and intentional failure to comply with applicable laws with respect to the execution of the business operations of the Company or a Related Entity; (iv) falsification of records or engaging in theft, fraud, embezzlement, dishonesty or other conduct that has resulted or is likely to result in material damage to the Company’s or any of its Related Entities’ business or reputation; (v) failure to comply with reasonable written directives of the Chief Executive Officer or the Board; (vi) the willful and material violation of the policies of the Company or a Related Entity, including its Code of Ethics; and/or (vii) the willful failure to reasonably cooperate with any investigation authorized by the Board, which failure would reasonably be expected to have a material adverse effect on the Company or a Related Entity.

13.4 Change in Control. A Change in Control shall mean the occurrence of any of the following events:

a.The consummation of (i) a merger, consolidation, statutory share exchange or similar form of transactions involving the (x) Company or (y) any Subsidiary, but in the case of this clause (y) only if Company Voting Securities (as defined below) are issued or issuable or, or (ii) the sale or other disposition of all or substantially all of the assets of the Company (each of the foregoing events in clauses (i) and (ii) being hereinafter referred to as a “Reorganization”), in each case, unless immediately following such Reorganization:
i.all or substantially all of the individuals and entities who were the Beneficial Owners (as defined below) of the securities eligible to vote for the election of the Board (such securities, the “Company Voting Securities”) outstanding immediately prior to the consummation of such Reorganization continue to Beneficially Own more than seventy percent (70%) of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization (including a corporation or entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to the consummation of the Reorganization, of the outstanding Company Voting Securities (excluding, for purposes of determining such proportions, any outstanding voting securities of the Continuing Entity that such Beneficial Owners hold immediately following the consummation of the Reorganization as a result of their ownership prior to such consummation of voting securities of any corporation or entity involved in or forming part of such Reorganization other than the Company),

ii.no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Continuing Entity or any corporation or entity controlled by the Continuing Entity) Beneficially Owns thirty five percent (35%) or more of the combined voting power of the then outstanding voting securities of the Continuing Entity, and

iii.at least a majority of the members of the board of directors of the Continuing Entity were Incumbent Directors (as defined below) at the time of execution of the definitive agreement providing for such Reorganization or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization;

b.The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, unless such liquidation or dissolution is part of a transaction or series of transactions described in paragraph (a) above that does not otherwise constitute a Change in Control;

c.(i) Any Person, corporation or other entity or group shall have become the Beneficial Owner of, or shall have obtained voting control over, thirty percent (30%) or more of either the outstanding Stock or the combined voting power of the then outstanding Company Voting Securities, either in a single transaction or in a series of transactions occurring within the twelve-month period ending on the date of the most recent acquisition (such Person an “Acquiring Person”); provided, however, that for purposes of this paragraph (c), no Person may become an Acquiring Person on account of any of the following acquisition of Stock or Company Voting Securities: (A) any acquisition by the Company or any Subsidiary; (B) any acquisition by an underwriter temporarily holding such securities pursuant to an offering of such securities; (C) any acquisition by any employee benefit plan (or related trust) sponsored by or maintained by the Company or any Subsidiary; and (D) any acquisition upon consummation of a transaction described in paragraph (a) above that does not otherwise constitute a Change in Control under the terms of such paragraph (a) and (ii) a majority of the members of the Board are or become individuals who are (A) the Acquiring Person; (B) if the Acquiring Person is a group, members of such group; (C) Affiliates of the Acquiring Person; (D) if the Acquiring Person is a group, Affiliates of members of such group; and/or (E) individuals whose initial assumption of office as a member of the Board occurs as a result of (X) an actual or threatened election contest or an actual or threatened solicitation of proxies or consents by or on behalf of the Acquiring Person or, if the Acquiring Person is a group, any member of such group or (Y) the recommendation or request of the Acquiring Person or any member of the Board who is an Affiliate of the Acquiring Person or, if the Acquiring Person is a group, any member of such group (each such Board member, an “Acquiring Person Director”); or

d.During any period of twenty-four (24) consecutive months, individuals who were members of the Board at the beginning of such period (the “Incumbent Directors”) cease at any time during such period for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the beginning of such period whose appointment or election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or actual or threatened solicitation of proxies or consents by or on behalf of an entity or Person other than the Board.

(For purposes of this definition, the term “Person” shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, and the terms “Beneficial Owner,” Beneficially Own” and similar variations of such terms shall have the meaning given in Rule 13d-3 under the Exchange Act.

Further, for purposes of this definition, the term “Affiliate” means (i) any Person directly or indirectly controlling, controlled by or under common control with the Acquiring Person (or any of its members, if the Acquiring Person is a group); (ii) any director, officer, member, manager, partner, five percent (5%) owner, attorney, financial or accounting adviser or other agent of the Acquiring Person (or any of its members, if the Acquiring Person is a group) or of any Person described in clause (i); or (iii) any director, officer ,member, manager, partner, five percent (5%) owner, attorney, financial or accounting adviser or other agent of any Person described in clause (ii). For the purposes of this definition, “control,” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.)

The Board shall have full and final authority, in its discretion, to determine whether a Change in Control has occurred, to determine that a Change in Control shall not be deemed to have occurred notwithstanding the occurrence of one or more of the triggering events described herein, the date of the occurrence of any Change in Control and any incidental matters relating thereto, provided that the determination as to whether one or more Board members are Acquiring Person Directors shall be made by a majority of members of the Board other than members who are Acquiring Person Directors or whose status as an Acquiring Person Director is in question.

Notwithstanding the preceding provisions of this Section 13.4, in the event that any Awards granted under the Plan are deemed to be deferred compensation subject to (and not exempt from) the provisions of Code Section 409A, then distributions related to such Awards to be made upon a Change in Control may be permitted, in the Committee’s discretion, upon the occurrence of one or more of the following events (as they are defined and interpreted under Code Section 409A): (A) a change in the ownership of the Company; (B) a change in effective control of the Company; or (C) a change in the ownership of a substantial portion of the assets of the Company.

13.5 Code. The term “Code” means the Internal Revenue Code of 1986, as amended from time to time. A reference to any provision of the Code shall include reference to any rules and regulations related thereto and any successor provisions of the foregoing.

13.6 Disability. The term “Disability” shall, except as may otherwise be determined by the Committee (taking into account any Code Section 409A considerations), as applied to any Participant, having the meaning given in any Award Agreement, employment agreement, change in control plan or agreement or similar agreement, if any, to which the Participant is a party, or, if there is no such plan or agreement (or if such plan or agreement does not define “Disability”), “Disability” shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than twelve months. The Committee shall have authority to determine if a Disability has occurred.

13.7 Eligible Individual. The term “Eligible Individual” shall mean (i) with respect to Awards of ISOs, any salaried employee of the Company or any Related Entity and (ii) with respect to any other Awards, any employees or directors of the Company or any Related Entity. For this purpose, an individual shall be considered to be an employee only if there exists between the individual and the Company or a Related Entity the legal and bona fide relationship of employer and employee (taking into account Code Section 409A considerations if and to the extent applicable); provided, however, that with respect to ISOs, “employee” means any person who is considered an employee of the Company or any Parent or Subsidiary for purposes of Treasury Regulation Section 1.421-1(h).

13.8 Fair Market Value. For purposes of determining the “Fair Market Value” of a share of Stock as of any date, the following rules shall, unless the Committee determines otherwise, apply:

a.If the principal market for the Stock is a national securities exchange (including the Nasdaq stock market), then the “Fair Market Value” as of that date shall be the closing price of the Stock on such date on the principal exchange or market on which the Stock is then listed or admitted to trading.

b.If sale prices are not available or if the principal market for the Stock is not a national securities exchange, then the “Fair Market Value” as of that date shall be the average between the highest bid and lowest asked prices for the Stock on such date as reported on the OTC Bulletin Board, OTC Markets Group Inc. or any successors or comparable services.

c.If the date for which Fair Market Value is otherwise to be determined is not a business day, and as a result, paragraphs (a) and (b) above are inapplicable, the Fair Market Value of the Stock shall be determined as of the next earlier business day. If such paragraphs are otherwise inapplicable, then the Fair Market Value of the Stock shall be determined in good faith by the Committee.

d.If the Fair Market Value cannot be calculated by any of the foregoing methods, it will be determined in good faith by the Committee.

Notwithstanding the foregoing, (i) with respect to the grant of ISOs, the Fair Market Value shall be determined by the Committee in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with Code Section 422; and (ii) Fair Market Value shall be determined in accordance with Code Section 409A if and to the extent required.

13.9 Good Reason. The term “Good Reason” means, unless the Committee determines otherwise, in the context of a Change in Control, (a) “Good Reason” as defined under the Participant’s employment, change in control or other similar agreement with the Company or a Related Entity, if any, or (b) if the Participant has not entered into any such agreement (or, if any such agreement does not define “Good Reason”) then, (i) “Good Reason,” with regard to employees, shall mean any of the following conditions that arises without the consent of the Participant: (A) a material diminution of the Participant’s base salary; (B) a material diminution in the Participant’s authority, duties or responsibilities; and/or (C) requiring the Participant to relocate his or her principal place of employment more than fifty (50) miles from the current location at which he or she is primarily stationed; and (ii) “Good Reason,” with regard to directors, shall mean the Participant’s ceasing to serve as a director, or, if the Company is not the surviving company in a Change in Control event, a member of the board of directors of the surviving entity, in either case, due to the Participant’s failure to be nominated to serve as a director of such entity or the Participant’s failure to be elected to serve as a director of such entity, but not due to the Participant’s decision not to continue service on the Board or the board of directors of the surviving entity, as the case may be. The determination of “Good Reason” shall be made by the Committee and its determination shall be final and conclusive.

13.10 Non-Employee Director. For purposes of the Plan, the term “Non-Employee Director” means director of the Company who is not an employee of the Company or a Related Entity.

13.11 Parent. For purposes of the Plan, the term “Parent” means any corporation, partnership, joint venture or other entity during any period in which such entity (or any successor thereto) owns, directly or indirectly, at least a fifty percent (50%) voting or profits interest in the Company, and any other business venture (or successor thereto) which has a significant interest in the Company, as determined and designated in the discretion of the Committee; provided, however, that if and to the extent any applicable terms of the Code, federal securities laws or other applicable laws, rules or regulations require that the term “Parent” be defined differently for purposes of qualifying any Award or the Plan for any intended treatment (as determined in the sole discretion of the Committee) under any such applicable laws or regulations, the term “Parent” shall be defined for such purpose so as to comply with such applicable laws or regulations.

13.12 Related Entity. The term “Related Entity” means and includes any Parent or Subsidiary of the Company.

13.13 Retirement. The term “Retirement,” shall, except as may be otherwise determined by the Committee (taking into account any Code Section 409A considerations if applicable), as applied to any Participant, have the meaning given in an Award Agreement, employment agreement, change in control plan or agreement or other similar plan or agreement, if any, to which the Participant is a party, or, if there is no such plan or agreement (or if such plan or agreement does not define “Retirement”), then “Retirement” shall, unless the Committee determines otherwise, mean retirement at a time when the Participant’s age plus years of service to the Company or a Related Entity equals or exceeds 65, provided, however, that the Participant has completed a minimum service period of ten years. The Committee shall have the authority to determine if a Retirement has occurred.

13.14 Stock. The term “Stock” means shares of the common stock of the Company, or any successor securities thereto.

13.15 Subsidiaries. For purposes of the Plan, the term “Subsidiary” means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent (50%) voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined and designated in the discretion of the Committee; provided, however, that if and to the extent any applicable terms of the Code, federal securities laws or other applicable laws, rules or regulations require that the term “Subsidiary” be defined differently for purposes of qualifying any Award or the Plan for any intended treatment (as determined in the sole discretion of the

Committee) under any such applicable laws or regulations, the term “Subsidiary” shall be defined for such purpose so as to comply with such applicable laws or regulations.